UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283
(Commission File Number)	(I.R.S. Employer Identification Number)

One SE Convenience Blvd., Ankeny, Iowa
(Address of principal executive offices)

50021
(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CASY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Note Purchase Agreement and Amendments

On June 30, 2020, Casey’s General Stores, Inc. (the “Company”) entered into a note purchase agreement (the “NPA”) with the purchasers named therein with respect to the issuance of $650,000,000 aggregate principal amount of senior notes, consisting of: (i) $325,000,000 aggregate principal amount of 2.85% Senior Notes, Series G, due August 7, 2030 (the “Series G Notes”); and (ii) $325,000,000 aggregate principal amount of 2.96% Senior Notes, Series H, due August 6, 2032 (the “Series H Notes”) (collectively, the “Notes”). The Series G Notes will be issued on August 7, 2020 (subject to customary closing conditions), will bear interest at the rate of 2.85% per annum from the date thereof, payable semi-annually on February 7 and August 7 of each year, and will mature on August 7, 2030. The Series H Notes will be issued on August 7, 2020 (subject to customary closing conditions), will bear interest at the rate of 2.96% per annum from the date thereof, payable semi-annually on February 7 and August 7 of each year, and will mature on August 6, 2032. The Company intends to use the proceeds of the Notes to refinance existing indebtedness (specifically, the Company’s 2010 senior notes due August 9, 2020) and other working capital and general corporate purposes.

The NPA allows the Company to prepay all or a portion of the Notes, in an amount not less than $2,000,000. Any such prepayment shall be at a price equal to 100% of the principal amount so prepaid plus the Make-Whole Amount (as defined in the NPA) determined for the date of prepayment with respect to such principal amount. Any optional prepayment of less than all of the Notes outstanding shall be allocated pro rata among all of the Notes then outstanding. In the event of a Change of Control (as defined in the NPA), each holder of the Notes will have the right to require the Company to purchase all or a portion of such holder’s Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the repurchase date.

The NPA contains customary representations, warranties and covenants, addressing, among other matters, the maintenance of the Company’s corporate existence, compliance with laws and the provisions of certain financial information and reports. The NPA also contains certain financial-related covenants, including a maximum Consolidated Total Debt to Consolidated EBITDA ratio (each as defined in, and calculated in accordance with, the NPA) of 3.50:1.00, with a temporary increase to 4.00:1.00 in the case of certain material acquisitions, subject to payment of an Excess Leverage Fee (as defined in the NPA) (an “Acquisition Holiday”); a minimum fixed charge coverage ratio; and, a minimum consolidated net worth test. In addition, the Company agrees to be bound by certain other covenants while the Notes are outstanding, which include, among other matters, maintenance of a Corporate Rating (as defined in the NPA) of BBB-/Baa3 (or its equivalent) or higher (the “Ratings Maintenance Covenant”) and certain limitations on Priority Debt (as defined in the NPA), liens and sales of assets.

On June 30, 2020, the Company also entered into amendments to each of its existing Note Purchase Agreements dated June 17, 2013, May 2, 2016 and June 13, 2017 (effective upon, and subject to the issuance of, the Notes and other customary closing conditions) to include the Acquisition Holiday and the Ratings Maintenance Covenant and make other conforming changes to such Note Purchase Agreements consistent with the NPA.

The foregoing descriptions are qualified in their entirety by reference to the NPA, the First Amendment to the 2013 Note Purchase Agreement, the First Amendment to the 2016 Note Purchase Agreement and the First Amendment to the 2017 Note Purchase Agreement, copies of which are attached respectively as Exhibits 4.1, 4.2, 4.3 and 4.4, and are incorporated herein by reference.

Amendment to Credit Agreement

On June 30, 2020, the Company entered into an amendment to its existing Credit Agreement dated January 11, 2019 (the “Credit Agreement”) (effective upon, and subject to the issuance of, the Notes and other customary closing conditions) to remove certain existing “springing lien” provisions and related forms of pledge and security and inter-creditor agreements, and make other clarifying and administrative updates.

The foregoing description is qualified in its entirety by reference Amendment No. 1 to the Credit Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	Note Purchase Agreement dated June 30, 2020
4.2	First Amendment to 2013 Note Purchase Agreement
4.3	First Amendment to 2016 Note Purchase Agreement
4.4	First Amendment to 2017 Note Purchase Agreement
10.1	Amendment No. 1 to Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Dated: July 7, 2020	By:	/s/ Stephen P. Bramlage, Jr.
Stephen P. Bramlage, Jr.
Chief Financial Officer